                                                                    Exhibit 4.03


THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, THE SALE IS MADE PURSUANT TO RULE 144 UNDER THE ACT, IF AVAILABLE, OR AN OPINION IS OBTAINED FROM COUNSEL TO THE HOLDER, REASONABLY SATISFACTORY TO COUNSEL TO KNOWLEDGE KIDS ENTERPRISES, INC., THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

                    WARRANT TO PURCHASE CLASS B COMMON STOCK

                                       OF

                        KNOWLEDGE KIDS ENTERPRISES, INC.

                                                                   July 21, 1998

      This certifies that FROGPOND, LLC, a California limited liability company, or any subsequent holder or designee (the "Holder"), for value received, is entitled, subject to the adjustments and to the other terms set forth below, to purchase from KNOWLEDGE KIDS ENTERPRISES, INC., a Delaware corporation (the "Company"), having a place of business at 1250 45th Street, Suite 150, Emeryville, California 94608, at any time from the date hereof until 5:00 P.M. (California time) on July 20, 2003 (the "Expiration Date"), at which time this Warrant shall expire and become void, One Million Eight Hundred Thousand (1,800,000) shares (the "Warrant Shares") of the Company's Class B Common Stock, par value $0.0001 per share (the "Class B Common Stock"), at an exercise price (the "Exercise Price") of $5.00 per share, for any one or more exercises of this Warrant.

      This Warrant Certificate is subject to the following terms and conditions:

      1. Exercise; Issuance of Certificates; Payment for Shares. This Warrant is exercisable at the option of the Holder at any time from the date hereof until 5:00 P.M. (California time) on the Expiration Date for all or a portion of the Warrant Shares that may be purchased hereunder. This Warrant shall be exercised upon surrender to the Company at its principal office indicated above (or such other location as the Company may advise Holder in writing) of this Warrant properly endorsed with a completed and executed Subscription Agreement in the form attached hereto as Exhibit A, and upon payment of the aggregate Exercise Price for the number of Warrant Shares for which this Warrant is being exercised. At the option of Holder, the aggregate Exercise Price may be paid in any one or a combination of the following forms: (a) in cash or by cashier's check, or (b) by the surrender to the Company of shares of Class B Common Stock, free and clear of all encumbrances, having a Fair Value equal to the amount of the Exercise Price being paid in the manner provided by this clause (b). The Company agrees that any Warrant Shares purchased under this Warrant shall be deemed to be issued to Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Warrant Shares. Certificates for the Warrant Shares so purchased, together with any other securities or property to which Holder is entitled upon such exercise, shall be delivered to Holder (at the address of such Holder as shown on the books of the Company) by the Company or its transfer agent at the Company's expense within a reasonable time after the rights represented by this Warrant have been exercised. Each stock certificate so delivered shall be in such denominations of Class B Common Stock as may be requested by Holder and shall be registered in the name of Holder or, subject to the provisions of Section 4 and 6, such other name as shall be designated by Holder. If, upon exercise of this Warrant, fewer than all of the Warrant Shares subject to this Warrant are purchased prior to the Expiration Date of this Warrant, one or more new warrants substantially in the form of, and on the terms in, this Warrant will be issued for the remaining number of Warrant Shares not purchased upon such exercise. For purposes of clause (b) above, the Fair Value of the shares of Class B Common Stock (or the shares of Class A Common Stock, if only Class A Common Stock is issuable as provided in Section 13 hereof) as of a given date shall mean: (i) the average closing price of the shares of such class of Common Stock on the principal exchange (or NASDAQ NMS) on which such class of Common Stock is then trading (or if such class is not traded on an exchange but the other class is, then the average closing price of the shares of the other class), if any (or as reported on any composite index which includes such principal exchange), on the ten most recent trading days immediately prior to such date; or (ii) if neither class of Common Stock is traded on an exchange (or NASDAQ NMS) but either class is quoted on NASDAQ Small Cap or a successor quotation system, the average mean between the closing bid and asked prices for shares of such class of Common Stock (or if such class is not quoted on NASDAQ Small Cap or a successor quotation system but the other class is, then the average mean between the closing bid and asked prices for shares of such other class) on the ten most recent trading days immediately prior to such date as reported by NASDAQ Small Cap or such successor quotation system; or (iii) if neither class of Common Stock is publicly traded on an exchange (or NASDAQ NMS) or quoted on NASDAQ Small Cap or a successor quotation system, the Fair Value shall mean, at the option of the Company, either (x) the value attributed to shares of either class of Common Stock pursuant to the most recent transaction within the last 12 months involving shares of either class of Common Stock between the Company and an unrelated third party prior to the given date, or (y) the appraised value of shares of such class of Common Stock as of the given date, as determined by a third party independent appraiser or investment bank selected by the Company in the Company's sole discretion. For purposes of the foregoing, in no event shall the Fair Value of a share of Class B Common Stock be less than the Fair Value of a share of Class A Common Stock. In lieu of exercising this Warrant as provided above, Holder may from time to time at Holder's option convert this Warrant, in whole or in part, into a number of shares of Class B Common Stock determined by dividing (A) the aggregate Fair Value of such shares otherwise issuable upon exercise of this Warrant minus the aggregate Exercise Price of such shares by (B) the Fair Value of one such share.

      2. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. The Company

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covenants that it will reserve and keep available a sufficient number of shares of its authorized but unissued Class B Common Stock for issuance upon exercise or conversion of this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation.

      3. Adjustment of Exercise Price and Number of Warrant Shares. The Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time upon the occurrence of certain events described in this
Section 3. For purposes of this of this Warrant, the term Common Stock shall mean the Company's Class A Common Stock and/or Class B Common Stock.

            3.1 Subdivision or Combination of Common Stock and Stock Dividend. In the event that, after the date of this Warrant, the Company subdivides its outstanding shares of Common Stock into a greater number of shares or declares a dividend upon its Common Stock payable solely in shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision or declaration shall automatically be proportionately reduced and the number of Warrant Shares shall automatically be proportionately increased. Conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, and the number of Warrant Shares shall be proportionately reduced.

            3.2 Notice of Adjustment. Promptly after any adjustment of the Exercise Price or any increase or decrease in the number of Warrant Shares, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company. The notice shall be signed by the Company's chief financial officer and shall state the effective date of the adjustment and the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

            3.3   Other Notices. If at any time:

                  (a) the Company shall declare any cash dividend upon its Common Stock;

                  (b) the Company shall declare any dividend upon its Common Stock payable in stock (other than a dividend payable solely in shares of Common Stock) or make any special dividend or other distribution to the holders of its Common Stock;

                  (c) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                  (d) there shall be any capital reorganization or reclassification of the capital stock of the Company; or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation;

                  (e) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

                  (f) there shall be an initial public offering of Company securities;

then, in any one or more of said cases, the Company shall give to the registered holder of this Warrant, by the means specified in Section 8 herein, (i) at least ten (10) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or public offering, at least ten (10) days' prior written notice of the date when the same shall take place. Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on or after which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (ii) shall also specify the date on or after which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, conversion or public offering, as the case may be. If the Holder of the Warrant does not exercise or convert this Warrant prior to the occurrence of an event described above, except as provided in Sections 3.1 and 3.4, the Holder shall not be entitled to receive the benefits accruing to existing holders of Common Stock in such event.

            3.4 Changes in Common Stock. In case at any time following the date of this Warrant, the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, or sale of all or substantially all of the Company's assets or recapitalization of Common Stock) in which the previously outstanding Common Stock shall be changed into, converted or exchanged for other securities of the Company or common stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being herein called a "Transaction" and the date of consummation of a Transaction being herein called a "Consummation Date"), then, as a condition of the consummation of such Transaction, lawful and adequate provisions shall be made so that the Holder, upon the exercise or conversion hereof at any time on or after the Consummation Date of such Transaction, shall be entitled to receive, and this Warrant shall thereafter represent the right to receive, in lieu of the Class B Common Stock issuable upon such exercise or conversion prior to such Consummation Date, the highest amount of securities or other property to which the Holder would actually have been entitled as a stockholder if the Holder had exercised this Warrant immediately prior to the consummation of such Transaction. The provisions of this Section 3.4 shall similarly apply to successive Transactions.

      4. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise or conversion of the Warrant shall be made without charge to Holder for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised or converted.

      5. No Voting or Dividend Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company, until, and only to the extent that, this Warrant shall have been exercised or converted. Except for the adjustment to the Exercise Price pursuant to Section
3.1 in the event of a dividend on the Common Stock payable in shares of Common Stock, no dividends or interest shall be payable or accrued in respect of this Warrant or the Warrant Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised or converted. No provisions hereof, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a stockholder of the Company whether such liability is asserted by the Company or by its creditors.

      6. Investment Representations; Restrictions on Transferability of Securities.

            6.5 Investment Representations. By accepting this Warrant Certificate, Holder (or any entity for which it is acting as nominee) represents that it is acquiring this Warrant (and will be acquiring any Warrant Shares purchased upon exercise or conversion of this Warrant) for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Act").

            6.6 Restrictions on Transferability. This Warrant and the Warrant Shares have not been registered under the Act and shall not be transferable in the absence of registration under the Act, or an exemption therefrom under said Act.

            6.7 Restrictive Legend. Each certificate representing the Warrant Shares or any other securities issued in respect of the Warrant Shares shall be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legend required under applicable state securities laws):

      THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, THE SALE IS MADE PURSUANT TO RULE 144 UNDER THE ACT, IF AVAILABLE, OR AN OPINION IS OBTAINED FROM COUNSEL TO THE HOLDER, REASONABLY SATISFACTORY TO COUNSEL TO KNOWLEDGE KIDS ENTERPRISES, INC., THAT AN

      EXEMPTION FROM REGISTRATION IS AVAILABLE UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A STOCKHOLDERS AGREEMENT, DATED AS OF SEPTEMBER 24, 1997, AS AMENDED. A COPY OF SUCH AGREEMENT MAY BE OBTAINED FROM THE COMPANY UPON REQUEST.

      7. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

      8. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to the Holder at its address as shown on the books of the Company or if to the Company at the address indicated therefor in the first paragraph of this Warrant. If the Holder's address is outside of the United States, Holder shall first be given notice by telecopy, in addition to being provided with notice as set forth in the preceding sentence.

      9. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Common Stock issuable upon the exercise or conversion of this Warrant shall survive the exercise or conversion and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

      10. Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

      11. Lost Warrants or Stock Certificates. The Company represents and warrants to the Holder that upon receipt of an affidavit reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate deliverable upon the exercise or conversion hereof and, in the case of any such loss, theft or destruction, upon receipt of an indemnity agreement and, if requested, bond reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of this Warrant or such stock certificate, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

      12. Fractional Shares. The Company shall not be required to issue fractional shares upon exercise or conversion of this Warrant. The Company may, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to the fair market value of any such fractional interest as it shall appear on the public market, or if there is no public market for such shares, then as shall be reasonably determined by the Company.


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
      13. Stockholders Agreement. This Warrant and the Warrant Shares are subject to the terms and conditions of that certain Stockholders Agreement, dated as of September 24, 1997 (as amended, the "Stockholders Agreement"), by and among the Company, Knowledge Kids, L.L.C. ("Kids") and certain stockholders of the Company. Initially capitalized terms used in this Section 13 that are not otherwise defined in this Section 13 shall have the meanings as defined in the Stockholders Agreement. Anything contained in this Warrant to the contrary notwithstanding, in the event of any sale or transfer of this Warrant to any person or persons, other than pursuant to a Qualified Transfer or to Kids (or any other Kids Entities designated by Kids), thereafter no shares of Class B Common Stock shall be issued upon exercise or conversion of this Warrant. In lieu thereof, upon exercise or conversion of this Warrant there shall be issued that number of shares of Class A Common Stock equal to the number of shares of Class A Common Stock that would have been received if shares of Class B Common Stock were issued upon such exercise or conversion and simultaneously converted into shares of Class A Common Stock in accordance with the terms of the Company's Amended and Restated Certificate of Incorporation. Subject to the terms of the Stockholders Agreement and Section 6 hereof, the Company will cooperate, and do all acts and things reasonably necessary and appropriate, to effect and facilitate the distribution of this Warrant to the members of FrogPond, LLC.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer effective as of July 21, 1998.


                                          KNOWLEDGE KIDS ENTERPRISES, INC.


                                          By:  /s/ Stanley E. Maron
                                               ---------------------------------
                                               Stanley E. Maron,
                                               Vice President


                                       7
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                                   EXHIBIT A

                        KNOWLEDGE KIDS ENTERPRISES, INC.
                          CLASS B COMMON STOCK WARRANT

                         FORM OF SUBSCRIPTION AGREEMENT

                          (To be signed and delivered
                    upon exercise or conversion of Warrant)



KNOWLEDGE KIDS ENTERPRISES, INC.
1250 45th Street, Suite 150
Emeryville, California 94608

Attention:  President

      The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the [purchase/conversion] right represented by such Warrant for, and to acquire thereunder, _________________________ shares of [Class B Common Stock/Class A Common Stock], par value $0.0001 per share (the "Stock"), of KNOWLEDGE KIDS ENTERPRISES, INC. (the "Company"), and subject to the
following paragraph, herewith makes payment of Dollars ($       ) therefor in
the form of:

________________________________________________________________________________


The undersigned requests that the certificates for such shares be issued in the name of, and delivered to, ______________________________, whose address is
______________________________.

      If the exercise or conversion of this Warrant is not covered by a registration statement effective under the Securities Act of 1933, as amended (the "Act"), the undersigned represents that:

            (i) the undersigned is acquiring such Stock for investment for his, her or its own account, not as nominee or agent, and not with a view to the distribution thereof and the undersigned has not signed or otherwise arranged for the selling, granting any participation in, or otherwise distributing the same;

            (ii) the undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the undersigned's investment in the Stock;

            (iii) the undersigned has received all of the information the undersigned has requested from the Company and considers necessary or appropriate for deciding whether to purchase the shares of Stock;

            (iv) the undersigned has the ability to bear the economic risks of his, her or its prospective investment;

            (v) the undersigned is able, without materially impairing its financial condition, to hold the shares of Stock for an indefinite period of time and to suffer complete loss on his, her or its investment;

            (vi) the undersigned understands and agrees that (A) he may be unable to readily liquidate his, her or its investment in the shares of Stock and that the shares must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Act and applicable state securities or Blue Sky laws or is exempt from such registration or qualification, and that the Company is not required to register the same or to take any action or make such an exemption available except to the extent provided in the within Warrant or other applicable agreement to which the Company and the undersigned are parties, and (B) the exemption from registration under the Act afforded by Rule 144 promulgated by the Securities and Exchange Commission ("Rule 144") depends upon the satisfaction of various conditions by the undersigned and the Company and that, if applicable, Rule 144 affords the basis for sales under certain circumstances in limited amounts, and that if such exemption is utilized by the undersigned, such conditions must be fully complied with by the undersigned and the Company, as required by Rule 144;

            (vii) the undersigned either (A) is familiar with the definition of and the undersigned is an "accredited investor" within the meaning of such term under Rule 501 of Regulation D promulgated under the Act, or (B) is providing representations and warranties reasonably satisfactory to the Company and its counsel, to the effect that the sale and issuance of Stock upon exercise or conversion of such Warrant may be made without registration under the Act or any applicable state securities and Blue Sky laws; and

            (viii) the address set forth below is the true and correct address of the undersigned's residence.


                                             ___________________________________
                                             (Name)

                                             ___________________________________
                                             (Address)

                                             ___________________________________

                                             ___________________________________

                                             ___________________________________

                                             ___________________________________
                                             (Social Security Number)

         If said number of shares shall not be all the shares exchangeable or purchasable under the within Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of the shares purchasable thereunder.

DATED: _________________________


                                         _______________________________________
                                         (Name of holder must conform in all
                                         respects to name of holder as specified
                                         on the face of the Warrant or with the
                                         name of the assignee appearing on the
                                         assignment form attached hereto.)


                                         _______________________________________
                                                      (signature)

                                         _______________________________________
                                                      (print name)

                                         _______________________________________
                                                      (print title)